                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             FRANKLIN BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                            FRANKLIN BANCORP, INC.,
                          24725 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 358-4710

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 17, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Franklin Bancorp, Inc., ("Franklin") will be held at The Community House, Birmingham, Michigan 48009, on Tuesday, June 17, 2003 at 10:00 a.m., Eastern Daylight Saving Time for the following purposes:

          (1) To elect one (1) Director to serve until the 2006 Annual Meeting of Shareholders.

          (2) Approval of Amended and Restated 1994 Key Executive Incentive Stock Option Plan.

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only common shareholders of record at the close of business on April 21, 2003 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment(s) thereof.

                                          By Order of the Board of Directors

                                          DEAN A. FRIEDMAN,
                                          Secretary

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE ELECTION OF THE DIRECTOR AND VOTE TO APPROVE THE AMENDED AND RESTATED 1994 KEY EXECUTIVE INCENTIVE STOCK OPTION PLAN AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. PLEASE VOTE BY EXECUTING AND RETURNING PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND HELP TO AVOID ADDITIONAL SOLICITATION COSTS. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES.

Southfield, Michigan
April 30, 2003

                             FRANKLIN BANCORP, INC.
                           SOUTHFIELD, MICHIGAN 48034
                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     In October 2002, Franklin Bancorp, Inc. ("Franklin" or "Bancorp") became a registered one-bank holding company, with Franklin Bank, National Association (the "Bank"), as its wholly-owned subsidiary. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin for use at the Annual Meeting (the "Meeting") and any adjournment(s) thereof, to consider and act upon the matters which are set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, together with the enclosed Proxy card and Franklin's Annual Report for 2002, were first mailed to shareholders on or about May 5, 2003.

     Only holders of record of Franklin common stock at the close of business on April 21, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 3,681,904 shares of Franklin common stock were outstanding. A majority of the outstanding common stock of Franklin entitled to vote and represented in person or by Proxy shall constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed Proxy card will be counted, in accordance with the voting procedures outlined below, for purposes of determining the presence of a quorum at the Meeting, whether or not the shareholder abstains on all matters or any matter to be acted on at the Meeting. Abstentions are counted toward the calculation of a quorum. Broker non-votes will be counted toward fulfillment of quorum requirements. A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

     All shares represented by a valid Proxy will be voted in accordance with the instructions indicated thereon. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, VALID PROXIES RECEIVED WILL BE VOTED BY THE PROXIES, DAVID L. SHELP AND DAVID F. SIMON, "FOR" THE ELECTION OF THE DIRECTOR AND "FOR" APPROVAL OF THE AMENDED AND RESTATED 1994 KEY EXECUTIVE INCENTIVE STOCK OPTION PLAN.

     Franklin's by-laws provide that directors are elected by a plurality of the votes cast, assuming a quorum. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of the nominee. Assuming a quorum, the nominee receiving the highest vote total shall be elected as a Director of Franklin for a term expiring in 2006.

     The Amended and Restated 1994 Key Executive Incentive Stock Option Plan needs the approval of a majority of the shares cast, excluding broker non-votes, but including abstentions, present in person or represented by proxy.

     Other than the matters set forth hereinabove, Management knows of no other matters which may be brought before the Meeting. If any matter or matters are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of each of the persons named in the accompanying Proxy card to vote Proxies as they determine in their discretion. Any other matter or matters properly brought before the Meeting or any adjournment thereof will require the affirmative vote of a majority of the shares of common stock cast, present in person or by Proxy, at the Meeting. A shareholder's Proxy may be revoked by the person giving it any time before it is exercised, either by giving another Proxy bearing a later date or by notifying the Secretary of Franklin, Dean A. Friedman, at Franklin's Executive Office located at 24725 West Twelve Mile Road, Southfield, Michigan 48034, in writing of such revocation or by attending the Annual Meeting and voting in person.

     The costs of this proxy solicitation will be paid by Franklin. Proxies may be solicited by personnel of Franklin in person, by telephone or through other forms of communication. Franklin personnel who participate in this solicitation will not receive any additional compensation for such solicitation. Franklin may also retain a proxy solicitation firm to help solicit proxies from record holders, brokers, bank nominees and institutional owners. In such event, Franklin would pay a fee for such services and reimburse the firm's out-of-pocket expenses. Franklin will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR AND "FOR" APPROVAL OF THE AMENDED AND RESTATED 1994 KEY EXECUTIVE INCENTIVE STOCK OPTION PLAN.

                        PLANNING TO ATTEND THE MEETING?

     If your Franklin shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares "held in street name," and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and, in order to be admitted to the Meeting, you must bring a letter or account statement showing that you are the beneficial owner of the shares. You will not be able to vote at the Meeting, and should instruct your broker or nominee how to vote on your behalf, unless you have a legal proxy from the shareholder of record appointing you as it s proxy. If you have any questions about the meeting or require special assistance, please call the Investor Relations Department, Theresa Bakos, (248) 358-6401.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

ELECTION OF BOARD OF DIRECTORS

     Franklin's Board of Directors is divided into three classes with each class of directors elected to a three-year term of office. At each annual meeting of shareholders, shareholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on one candidate director. Based on the recommendation of the Board of Directors, the following individual, who is a current director, is recommended for re-election: Richard J. Lashley. Mr. Lashley has consented to his nomination and has agreed to serve as a director of Franklin if elected.

     Franklin's bylaws provide that directors are elected by a plurality of the votes cast, assuming a quorum. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of the nominee. Assuming a quorum, the nominee with the highest vote total shall be elected as a Director of Franklin for a term expiring in 2006 and upon the election and qualification of his successor.

     If Mr. Lashley is unable to stand for re-election, the proxies may vote the shares to elect any substitute nominee recommended by the Board of Directors.

     If no contrary instructions are given, it is intended that the votes represented by the accompanying Proxy will be voted by the proxies, David L. Shelp and David F. Simon, "For the nominee listed below.

     Franklin's Board of Directors recommends a vote "FOR" the nominee.

                   NOMINEE FOR DIRECTOR TERM EXPIRING IN 2006

                                                                  BUSINESS EXPERIENCE DURING
                                             DIRECTOR             PAST FIVE YEARS OR MORE AND
NAME                                   AGE    SINCE*                 OFFICES WITH FRANKLIN
----                                   ---   --------   -----------------------------------------------
Richard J. Lashley...................  44      2001     Member of the Audit and Compliance and
                                                        Compensation Committees. Mr. Lashley is an
                                                        investment manager, primarily as a managing
                                                        member and founder of PL Capital, LLC and
                                                        Goodbody/PL LLC, which firms serve as the
                                                        general partners of and/or have discretion over
                                                        the following: Financial Edge Fund, LP,
                                                        Financial Edge/Strategic Fund, LP, Goodbody/PL
                                                        Capital LP, Dr. Irving Smokler, and Archimedes
                                                        Overseas LTD (the "PL Capital Entities"). (See
                                                        "Principal Shareholders.") Mr. Lashley is also
                                                        a director of Security Financial Bancorp of St.
                                                        John, Indiana. Mr. Lashley is a Certified
                                                        Public Accountant (New Jersey -- status
                                                        inactive).

                  INCUMBENT DIRECTORS' TERMS EXPIRING IN 2004

                                                                  BUSINESS EXPERIENCE DURING
                                             DIRECTOR             PAST FIVE YEARS OR MORE AND
NAME                                   AGE    SINCE*                 OFFICES WITH FRANKLIN
----                                   ---   --------   -----------------------------------------------
Irving R. Beimler....................  56      2000     Member of the Audit and Compliance, Loan and
                                                        Nominating and Governance Committees. Since
                                                        November 1997, Mr. Beimler has served as Senior
                                                        Vice President of Hovde Capital, Inc. and Hovde
                                                        Capital Advisors, affiliates of Hovde Capital,
                                                        L.L.C., general partner of Financial
                                                        Institutions Partners, II, L.P. (See "Principal
                                                        Shareholders.") From January 1996 through
                                                        November 1997, Mr. Beimler was a self-employed
                                                        consultant in Washington, D.C., providing
                                                        litigation support, training course development
                                                        and other consulting services for private
                                                        companies and public agencies, including the
                                                        Federal Deposit Insurance Corporation. From
                                                        September 1994 through January 1996, Mr.
                                                        Beimler served as Executive Vice President and
                                                        Chief Credit Officer of The Riggs National Bank
                                                        in Washington, D.C. From 1974 through 1994, Mr.
                                                        Beimler was employed by Fleet Bank and
                                                        predecessor institutions, serving as Executive
                                                        Vice President and Chief Credit Officer of
                                                        Fleet Bank of New York from 1990 through 1994.
David F. Simon.......................  56      1983     Chairman of the Board of Franklin and the Bank
                                                        since their respective inception and a member
                                                        of the Compensation, Loan and Nominating and
                                                        Governance Committees; since January 1, 2001,
                                                        Mr. Simon is engaged in commercial real estate
                                                        development, acquisition and consulting
                                                        primarily through Simon Realty Partners, LLC.
                                                        Mr. Simon is also a Managing Director of
                                                        Wellington Partners LLC, providing business
                                                        advisory and transactional services to emerging
                                                        and entrepreneurial businesses. Formerly, Mr.
                                                        Simon was an attorney in private practice
                                                        specializing in securities, real estate and
                                                        financial institutions law from 1971 to 1991.

                  INCUMBENT DIRECTORS' TERMS EXPIRING IN 2005

                                                                  BUSINESS EXPERIENCE DURING
                                             DIRECTOR             PAST FIVE YEARS OR MORE AND
NAME                                   AGE    SINCE*                 OFFICES WITH FRANKLIN
----                                   ---   --------   -----------------------------------------------
Dean A. Friedman.....................  52      1983     Secretary of the Franklin and Bank since their
                                                        respective inception and member of the
                                                        Nominating and Governance Committee. Since
                                                        1992, Mr. Friedman has been principally
                                                        employed as the President and Chief Executive
                                                        Officer of Solomon Friedman Advertising, an
                                                        advertising agency located in Bloomfield Hills,
                                                        Michigan.
John Wm. Palmer......................  42      2001     Member of the Audit and Compliance,
                                                        Compensation and Loan Committees. Mr. Palmer is
                                                        an investment manager, primarily as a managing
                                                        member and founder of PL Capital, LLC and
                                                        Goodbody/PL LLC, which firms serve as the
                                                        general partners of and/or have investment
                                                        discretion over the PL Capital Entities. (See
                                                        "Principal Shareholders") Mr. Palmer is also
                                                        the Chairman of the Board of Directors of
                                                        Security Financial Bancorp of St. John, Indiana
                                                        and a member of the Board of Directors of
                                                        Clever Ideas, Inc., a Chicago-based specialty
                                                        finance company. Mr. Palmer is a Certified
                                                        Public Accountant (Illinois and
                                                        Michigan -- status inactive).
David L. Shelp.......................  56      2000     President, CEO and CFO of Franklin since its
                                                        inception, President and CEO of the Bank since
                                                        November 2000, Chief Financial Officer of the
                                                        Bank since its inception, and Treasurer of the
                                                        Bank from 1983 to February 2000; Mr. Shelp was
                                                        an Assistant Treasurer of another financial
                                                        institution in Lansing, Michigan from 1975 to
                                                        1981 and its Controller from 1981 to 1983.

---------------

* Includes term as a director of Bank before Bancorp became the holding company for Bank.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of Franklin and/or the Bank have the following standing committees: (a) Audit and Compliance; (b) Compensation, (c) Loan and
(d) Nominating and Governance and (e) Search. The Board may, from time to time, also designate other committees as necessary.

     The Audit and Compliance Committee, which meets not less frequently than quarterly, assists the Board in selecting, evaluating and, when necessary, replacing Franklin's independent auditors. For additional details of the responsibilities of this Committee, see "Report of the Audit and Compliance Committee" below.

     The Loan Committee, which meets as necessary, but not less often than quarterly, is responsible for, among other things, reviewing and acting upon overall Bank lending policies and procedures, certain loan applications, troubled loans and CRA compliance.

     The Compensation Committee meets as necessary and is responsible for reviewing the Bank's compensation philosophy, retirement planning, determining compensation for the Bank's senior management and reviewing the Bank's ESOP and Franklin's stock option plans.

     The Nominating and Governance Committee (1) assists the Board by identifying individuals qualified to become Board members and recommending selection by the Board of director nominees to stand for election for the next annual meeting of shareholders; (2) recommends to the Board director nominees for each committee of the Board; (3) oversees the Board's evaluation of the Board and management; and (4) develops and recommends to the Board a set of corporate governance guidelines applicable to Franklin.

     No nominations for Directors, except those by the Nominating and Governance Committee, shall be voted upon at an annual meeting unless nominations by shareholders are made in writing and submitted to the President of the Bank at 24725 West Twelve Mile Road, Southfield, Michigan 48034 not later than the close of business on the (90th)day nor earlier than the close of business on the (120th) day prior to the first anniversary of the immediately preceding year's annual meeting. The written notice by the shareholder to Franklin shall set forth (i) the name, residence address and number of Franklin's shares owned by the notifying shareholder; (ii) each nominee's name, age, business address and permanent residence address; (iii) each nominee's principal occupation or employment; (iv) the number of shares of capital stock of Franklin which are beneficially owned by each nominee; (v) a statement signed by each nominee that each nominee is willing to be nominated; (vi) any other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of directors and (vii) such other information as may reasonably be required by Franklin to determine the qualification of the proposed nominee to serve as a director.

     During the year ended December 31, 2002, there were 19 meetings of the Board of Directors of Franklin and the Bank, 7 meetings of the Audit and Compliance Committee, 1 meeting of the Compensation Committee, 12 meetings of the Loan Committee and 1 meeting of the Nominating and Governance Committee. All of the Directors attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which they served during 2002.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

     In accordance with its written charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement, the Audit and Compliance Committee of the Board of Directors (the "Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, internal control and financial reporting practices of Franklin, Franklin's compliance with applicable legal and regulatory requirements and Franklin's internal audit function. The current members of the Committee are listed below. Each Committee member is "independent," as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Listing Standards. In 2003, the Board of Directors determined that Messrs. Lashley and Palmer each met the qualifications to be considered an "audit committee financial expert," as defined under regulations of the Securities and Exchange Commission.

     The Committee assists the Board in selecting, evaluating and, where necessary, replacing Franklin's independent auditors. The Committee reviews the terms of the independent auditor's engagement, the fees paid to them, and their qualifications. The Committee receives annually from the independent auditors a statement describing all relationships and services between the auditors and Franklin that might bear on the auditors' independence, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," reviews and discusses with the auditors any disclosed relationships or services that may affect their objectivity and independence and, if necessary, takes action or recommends that the Board take appropriate action to satisfy Franklin of the auditors' independence.

     The Audit Committee members do not duplicate or certify the activities of the independent auditors or management. Although they engage in the procedures described above relating to the independence of the independent auditors, they cannot certify that the auditors are "independent" within the meaning of the applicable rules. Accordingly, the Committee cannot assure that the independent audit of Franklin's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

     The Committee reviewed and discussed the audited financial statements and related financial disclosures of Franklin as of and for the year ended December 31, 2002, with management and the independent auditors. The Committee further discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also reviewed and discussed the interim unaudited financial statements and related disclosures contained in Form 10-Q, with management and the independent auditors. The Committee also discussed and reviewed the results of internal audit and compliance examinations with management and internal and independent auditors.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Franklin's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors and the Board of Directors concurred in such recommendation.

                                          THE AUDIT AND COMPLIANCE COMMITTEE
                                          Richard J. Lashley (Chairman)
                                          Irving R. Beimler
                                          John W. Palmer

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth as of April 30, 2003, certain information with respect to any Executive Officer who is not a Director of Franklin; who serves in the capacity named for such period as determined by the Board of Directors.

NAME                                   AGE                        POSITION HELD
----                                   ---   -------------------------------------------------------
Ronald J Carr........................  45    Senior Vice President -- Director of Human Resources
                                             since April 2003. Mr. Carr joined Franklin in January
                                             2001. From November 1996 to November 2000, Mr. Carr
                                             served Peoples State Bank in various capacities,
                                             including Vice President and Director of Human
                                             Resources and branch manager.
Michael A. King......................  49    Senior Vice President -- Retail Banking since April
                                             2003. Prior to joining Franklin, Mr. King was engaged
                                             in private consulting since January 2002. From 1990 to
                                             2001, Mr. King served Michigan National Bank in various
                                             capacities including Global Head of Internet, Director
                                             of Alternative Banking and Retail Zone Manager,
                                             overseeing a network of 50 branches.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICY

     Franklin's executive compensation program is designed to be aligned with annual and long-term business plans, corporate performance and enhancement of shareholder value. To this end, Franklin has developed an overall compensation strategy that ties a significant portion of executive compensation to both individual performance and overall institutional success, including enhancement of shareholder value. The principal objectives of this strategy are to:

     - Integrate incentive compensation programs with both Franklin's annual and long-term strategic planning and budget goals.

     - Reward executives for the enhancement of shareholder value.

     - Support a performance-oriented environment that rewards executives for performance as compared to that of other financial institutions.

     - Attract, retain, motivate and reward key executives critical to the long-term success of Franklin.

EXECUTIVE COMPENSATION PROGRAM

     The key elements of the Franklin's executive compensation program consist of a base salary, and the right to receive an annual performance-based bonus and to participate in existing stock option programs. In addition, the full compensation package afforded by Franklin to the executive officers may include various perquisites, such as club dues, ESOP benefits, change in control arrangements, insurance and other benefits. Franklin also maintains a broad-based employee benefit 401(k) Plan, in which Franklin's executive officers may participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the Plan. Beginning January 1, 2001, Franklin began limited matching contributions to the 401(k) Plan.

     The Compensation Committee is generally responsible for the administration of significant senior officer compensation programs. The Compensation Committee, with the assistance of Franklin's Management, reviews and recommends to the Board of Directors changes in the Bank's executive compensation programs. Messrs. Lashley, Palmer and Simon serve on the Compensation Committee. As part of its duties, the Compensation Committee makes recommendations to the Board of Directors with respect to the salary levels and bonus compensation of the President and Chief Executive Officer, as well as determining the components of the incentive bonus plan for participating senior bank executives in the Bank's executive compensation program.

BASE SALARIES

     Base salaries for executive officers of Franklin are initially determined by evaluating the responsibilities of the position held, the experience of the individual and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at similar financial institutions. In the process of evaluating comparable salary information, Franklin relies, in part, on information obtained from independent consulting firms or published industry compensation data.

     Annual salary adjustments are based on overall performance, a comparison of Franklin's executive compensation to a peer group of corporations that represent Franklin's most direct competitors for executive talent and on individual performance; including both quantifiable and non-quantifiable factors. Non-quantifiable factors include activities which (i) enhance Franklin's standing in the community, (ii) promote compliance with regulatory safety and soundness requirements and (iii) improve relations with customers, suppliers and employees. Salary adjustments may also take into account new job responsibilities. The Compensation Committee believes that Franklin's most direct competitors for executive talent are not necessarily all the companies that would be included in a peer or industry group established for comparing shareholder returns. Annual compensation reviews permit an ongoing evaluation of the link between Franklin's performance and its executive compensation in the context of the compensation programs of other companies.

     With respect to the base salary granted to Mr. Shelp in 2002, the Compensation Committee took into account base salaries of chief executive officers of peer companies, Franklin's overall compensation structure, and the assessment of Mr. Shelp's individual job requirements. See "Employment Agreement/Severance Agreements."

ANNUAL BONUS

     Since 1995, Franklin and/or the Bank have maintained an incentive bonus plan for certain senior Franklin executives (4 persons in 2002). The plan rewards participating executives based on a predetermined formula which measures Franklin's overall performance compared to predetermined quantifiable Franklin goals. In 2002, the President and CEO and other executive officers were evaluated based on achieving certain returns on shareholders' equity. Due to Franklin's failure to achieve the targeted bonus criteria for the year ended December 31, 2002, no incentive bonuses were paid. For 2003, at this time, three persons are eligible to participate in Franklin's senior executive compensation program, wherein bonus compensation (up to a maximum percentage of their base salary) is based on achieving targeted diluted earnings per share goals.

STOCK OPTIONS

     The Bank's 1986 Executive Stock Option Plan and the 1994 Key Executive Incentive Stock Option Plan (see Proposal 2 below) serve as the long-term incentive plans for the executive officers. The objective of the two stock option plans is to align executive officers long-range interests with those of the shareholders. The approach used is designed to incentivize the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless strong Franklin performance occurs over a number of years. The period in which options can be granted under the 1986 Executive Stock Option Plan has expired.

CONCLUSION

     Through the programs described above, a significant portion of Franklin's executive compensation is linked directly to performance and enhancement of shareholder value. The Compensation Committee intends to further its policy of linking executive compensation to performance and returns to shareholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     David F. Simon, a member of the Compensation Committee, is a non-executive Chairman of the Board of Franklin and of the Bank.

     Submitted by the Compensation Committee of the Board of Directors.

     John Wm. Palmer (Chairman), Richard J. Lashley and David F. Simon

EMPLOYMENT AGREEMENTS/SEVERANCE AGREEMENTS

     On April 14, 2003, Mr. Shelp and the Bank entered into an employment agreement. Among other things, the employment agreement provides as follows: Mr. Shelp shall serve as the President and Chief Executive Officer and as a Director of Franklin and of the Bank. Mr. Shelp will also continue as Interim Chief Financial Officer of Franklin and of the Bank until a replacement is found and hired. The employment agreement terminates on December 31, 2003. Mr. Shelp shall be paid a base salary of $260,000 per annum retroactive to January 1, 2003. Mr. Shelp is also eligible for the 2003 executive bonus plan pursuant to which his bonus compensation as disclosed under "Annual Bonus" above to a maximum 90% of his base salary is to be paid based on achieving targeted diluted earnings per share goals. In addition, if Mr. Shelp's employment as President and CEO has not been terminated prior to December 1, 2003, then he shall be paid a one time longevity bonus of $50,000. Mr. Shelp also has been granted an option with respect to 2,000 shares under the 1994 Key Executive Incentive Stock Option Plan (see Proposal 2 below). Such options vest on the date of Mr. Shelp's termination of employment. With respect to 2,700 options previously granted to Mr. Shelp, such options became immediately exercisable on April 14, 2003. After termination of his employment, Mr. Shelp may provide consulting services to the Bank, upon the Bank's request and at times mutually agreed to, at the rate of $200 per hour. During his employment and for a period of 1 year thereafter, Mr. Shelp is prohibited from soliciting any customer of the Bank or soliciting, for purposes of employment or association any employee or agent of the Bank.

     As has been disclosed in the previous proxy statements of the Bank, beginning in 1993, and as amended since then, the Bank has entered into severance agreements with certain former and current senior officers. The severance agreements, as amended, generally provide compensation in the event of a change in control of the Bank and either a subsequent termination of the designated officer by Franklin or a termination by the officer because of a material change in the terms of employment occurring within 3 years thereafter. Pursuant to such severance agreements, the named executive officers, only one of whom, Mr. Shelp, is currently an executive officer, have received or are to receive severance payments as to which the Bank has accrued

$282,894 in 2002 and $2,759,740 in the first quarter of 2003. The Bank agreed to pay Mr. Shelp his severance prior to his termination in connection with his continuing as President and CEO of Franklin and the Bank until a successor is found. There are only eight of these previously disclosed severance agreements outstanding and they expire in April 2004. If the remaining agreements are triggered and payable prior to April 2004, they would amount to an after-tax cost to Franklin of approximately $300,000.

     The Bank expects to enter into agreements with other key officers wherein such persons would be entitled to receive payments upon the occurrence of specified and limited change in control events (defined below). Presently, the Bank intends to enter into such agreements with Messrs. Carr and King. These agreements will provide that generally, upon a Change in Control and termination of his employment by Franklin without cause or a material and substantial reduction in his duties or reduction of his base salary or elimination of eligibility for long term incentive compensation or any existing benefits, he would be entitled to 1.5 times the average of his previous 3 years base salary and cash bonus. A Change in Control generally includes acquisition by a person of more than 30% of Franklin's outstanding voting securities, the purchase of more than 30% of Franklin's outstanding securities pursuant to a tender or exchange offer or upon consummation of a transaction resulting in a merger, where Franklin's shareholders do not control more than 50% of the merged entity's voting securities, or resulting in the sale of substantially all of the assets of Franklin or resulting in the liquidation or dissolution of Franklin.

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the cash and non-cash compensation for each of the last three years awarded to or earned by the Chief Executive Officer of Franklin, the three other most highly compensated executive officers as of December 31, 2002 whose total salary and bonus compensation was in excess of $100,000 in 2002.

                                                             LONG TERM COMPENSATION
                                      ANNUAL COMPENSATION            AWARDS               PAYOUTS
                                      -------------------   -------------------------   ------------
                                                            RESTRICTED    SECURITIES
                                                              STOCK       UNDERLYING     ALL OTHER
NAME AND                                                     AWARD(S)    OPTIONS/SARS   COMPENSATION
PRINCIPAL POSITION             YEAR    SALARY    BONUS(1)      ($)           (#)            (2)
------------------             ----   --------   --------   ----------   ------------   ------------
David L. Shelp...............  2002   $225,000   $    -0-      -0-             -0-        $ 11,367
President and CEO              2001    215,000    157,219      -0-           4,500          12,136
                               2000    157,434     38,500      -0-          10,000           6,654
Douglas W. Mires.............  2002   $160,000   $    -0-      -0-             -0-        $ 11,171
EVP(3)                         2001    150,000     67,500      -0-           2,500          12,961
                               2000    122,711     34,990      -0-           5,000           5,038
Kevin P. Scott(4)............  2002   $120,000   $    -0-      -0-             -0-        $289,978(5)
Senior VP and CCO              2001    115,000     51,750      -0-           2,500           7,084
                               2000    104,917     29,901      -0-           5,000           6,154
Marjorie K. Duncanson........  2002   $110,000   $    -0-      -0-             -0-        $  4,987
Senior VP(6)                   2001     95,000     41,410      -0-           2,500           4,889
                               2000     74,500     24,165      -0-           5,000           2,820

---------------

(1) The bonus figures reflect amounts payable for performance in each year shown; although it may have actually been paid in the year following.

(2) These figures represent the Bank's 401(k) matching contribution, the Bank's Employee Stock Ownership Plan contribution, and the insurance premiums paid by the Bank for the officers' life and disability insurance coverage.

(3) Resigned effective April 18, 2003.

(4) Deceased November 2, 2002.

(5) Includes $282,894 in severance payments paid in 2002. See "Employment Agreements/Severance Agreements" above.

(6) Resigned effective April 4, 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted in 2002 to any of the named executive officers.

                 AGGREGATE OPTION EXERCISES IN FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table summarizes the options exercised in the past fiscal year, as well as the value of the options held by the executive officers named in the Summary Compensation Table above at December 31, 2002.

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                  SHARES                  UNDERLYING UNEXERCISED           IN-THE-MONEY
                                 ACQUIRED      VALUE      OPTIONS/SARS AT FY-END      OPTIONS/SARS AT FY-END
NAME                            ON EXERCISE   REALIZED              (#)                       ($)(1)
----                            -----------   --------   -------------------------   -------------------------
                                                         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
David L. Shelp................       -0-          -0-          39,078/2,700                 $277,217/0(2)
Douglas W. Mires..............     5,000      $32,106           1,000/1,500                 $      0/0(2)
Kevin P. Scott................       -0-          -0-           5,500/1,500                 $ 33,800/0(2)
Marjorie K. Duncanson.........     3,589       33,662          11,100/1,500                 $ 55,078/0(2)

---------------

(1) Value based on market value of Franklin's common stock on December 31, 2002 minus the exercise price.

(2) The value is zero because the exercise price was higher than the closing price of Franklin's Common Stock on December 31, 2002.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the five-year cumulative total return among Franklin based on the market price of its common stock, the Nasdaq Composite Index and the Nasdaq Bank Stock Index. The graph assumes $100 invested on December 31, 1997 in Franklin's common stock, Nasdaq Composite Index and the Nasdaq Bank Stock Index. The total return assumes reinvestment of dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
 AMONG FRANKLIN BANCORP INC. (MI), THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE
                               NASDAQ BANK INDEX

[PERFORMANCE GRAPH]

                     PRICE PERFORMANCE INDEX DATA AND GRAPH

-----------------------------------------------------------------------------------------------
                                           12/97    12/98    12/99    12/00    12/01     12/02
-----------------------------------------------------------------------------------------------
 Franklin Bancorp Inc. (MI)                100.00    64.38    58.31    73.27   113.10   119.30
 Nasdaq Bank Index                         100.00    99.36    95.51   108.94   117.96   120.60
 Nasdaq Stock Market (U.S.) Index          100.00   140.99   261.49   157.77   125.16    86.53
-----------------------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

     Non-employee Directors are entitled to receive a stated salary for their services and a reasonable fixed sum, as well as reasonable expenses, for actual attendance at meetings of the Board and Committees of the Board. During 2002 the annual retainer amount was $13,000 ($23,000 for the Chairman of the Board) and the Board fee was $600 per meeting ($1,000 per meeting for the Chairman of the Board). The fee for all Committee meetings in 2002 was $400 per meeting. Franklin has a 1986 Directors Stock Option Plan and a 1994 Directors' Stock Option Plan. The period of time for granting options under the 1986 plan has expired. Mr. Friedman is the only current director who holds options in Franklin's Directors' stock option plans. Directors who are also employees are excluded from receiving additional compensation for their service on the Board of Directors and its Committees.

     Effective in October 1993, and as amended since then, the Bank entered into severance agreements with certain of its non-employee Directors to provide compensation solely in the event of any change in control of the Bank. Pursuant to these severance agreements, the Bank accrued and/or paid out severance expenses in 2002 of approximately $1,205,000 in connection with the retirement of two directors and an advisory director in late 2002 and early 2003. In addition, the Bank accrued approximately $426,000 in 2002 in severance expense with respect to Mr. Friedman who is entitled to severance payable upon completion of his service as a Director. There are no severance agreements with any other Directors.

TRANSACTIONS WITH FRANKLIN

     For the year ended December 31, 2002, 2001 and 2000, Franklin engaged Solomon Friedman Advertising, for media placement and radio production fees. Solomon Friedman Advertising is an advertising agency of which Dean A. Friedman, a Director of Franklin, is President, Chief Executive Officer and a part owner. For the years ended, December 31, 2002, 2001 and 2000, Solomon Friedman Advertising received net revenues of $81,458, $120,457, and $91,993 from Franklin (payments by Franklin of $596,903, $737,185 and $173,794 less payments by Solomon Friedman Advertising for media and outside production of $515,445, $616,728 and $81,801 for the years ended December 31, 2002, 2001 and 2000, respectively). For the years ended December 31, 2002, 2001 and 2000, Franklin engaged Communication Associates, Inc. to provide advertising and printing services. William E. Murcko, a former Director of Franklin, is President, Chief Operating Officer and a minority shareholder of Communication Associates, Inc. For the years ended December 31, 2002, 2001 and 2000, Franklin paid $33,990, $36,078, and $97,738 to Communication Associates, Inc. for such services. For the years ended December 31, 2002, 2001 and 2000, Franklin engaged The Glass Freedman Company for annual actuarial consulting and administration services related to the Bank's 401(k) Plan, ESOP Plan and 125 Plan. Herbert N. Glass, a former Director of Franklin, is the President and co-owner of The Glass Freedman Company. For the years ended December 31, 2002, 2001 and 2000, Franklin paid The Glass Freedman Company $32,600, $38,200 and $45,835. In addition, The Glass Freedman Company received approximately $187,500 in 2002 in licensed agent commissions from an unaffiliated third party for services performed in connection with the Bank's purchase in 2001 of Bank-owned life insurance products and may receive an aggregate of an additional $100,000 in agent commissions from such unaffiliated third party in connection with such transaction during 2003 and 2004. The Glass Freedman Company also received approximately $13,000, $15,000 and $13,000 in 2002, 2001 and 2000, respectively, in licensed agent commissions from unaffiliated third parties in connection with various life, disability and medical insurance products purchased by the Bank. In August 2002, Franklin adopted a policy prohibiting transactions with affiliates. With respect to the then current written agreements with affiliates, Franklin would honor such agreements through their expiration date (and not renew them). Pursuant to this policy, Franklin ceased doing business with the affiliates of Messrs. Murcko and Glass in 2002, and Franklin will cease doing business with Solomon Friedman Advertising upon expiration of its written agreement in December 2003.

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934

     Pursuant to regulations adopted by the Comptroller and Section 16(a) of the Securities Exchange Act of l934, Franklin's Directors and officers, and persons who own more than ten percent of Franklin's common stock, are required to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Franklin. Officers, Directors and greater than ten-percent shareholders are required by regulation to furnish Franklin with copies of all
Section 16(a) reports they file. To Franklin's knowledge, based solely on review of the copies of such reports furnished to Franklin, all officers, Directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the public accounting firm of Grant Thornton LLP to continue as independent auditors for Franklin and the Bank for the year ending December 31, 2003. Grant Thornton LLP served as Franklin's and the Bank's independent auditors for the year ended December 31, 2002. A representative of Grant Thornton LLP is expected to be present at the Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

AUDIT FEES

     Aggregate fees billed or to be billed for professional services rendered for the audit of Franklin's annual consolidated financial statements for the fiscal year ended December 31, 2002 and the review of financial statements included in the quarterly Form 10-Qs filed with the SEC for that fiscal year were: $126,570.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

     No professional services were rendered by Grant Thornton LLP for the year ended December 31, 2002, with respect to, directly or indirectly, operating or supervising the operation of, Franklin's information systems or managing Franklin's local area network or designing or implementing hardware or software that aggregates source data underlying the financial statements or generates information that is significant to Franklin's financial statements taken as a whole.

ALL OTHER FEES

     The aggregate fees billed for services rendered by Grant Thornton LLP for services not covered under the two preceding captions were $82,319. These fees consisted of audit related fees of $49,210 (includes audit of Franklin Finance Corporation, attestation reports and advice on various accounting matters) and non-audit services of $33,109 (includes principally tax services).

     Franklin's Audit and Compliance Committee has concluded that the provision of services covered under the caption "All Other Fees" is compatible with Grant Thornton LLP maintaining its independence. None of the hours expended on Grant Thornton's engagement to audit the consolidated financial statements for the year ended December 31, 2002 were attributed to work performed by persons other than Grant Thornton LLP's full-time, permanent employees.

                             PRINCIPAL SHAREHOLDERS

     The following table presents certain information, as of April 21, 2003, with respect to the common stock owned by each Director and nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table, all executive officers and directors as a group and by each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to Franklin to be the beneficial owner of more than 5% of the outstanding shares of Franklin's common stock. The shares and percentages shown below include shares which may be acquired by the persons listed pursuant to presently exercisable and outstanding stock options. Except as otherwise indicated below, each person listed has sole voting and investment power as to the shares listed:

                                                                                   PERCENT OF
                                                                                   OUTSTANDING
                                                                     COMMON          COMMON
NAME                                                          AGE   STOCK(1)        STOCK(2)
----                                                          ---   --------       -----------
Irving R. Beimler...........................................  56       1,000(3)          *
Ronald Carr.................................................  45         305             *
Marjorie K. Duncanson.......................................  45      13,131             *
Dean A. Friedman............................................  52      53,626(4)        1.4%
Michael A. King.............................................  49           0             *
Richard J. Lashley..........................................  44       3,000(1)(5)       *
Douglas W. Mires............................................  56       1,347             *
John Wm. Palmer.............................................  42       2,000(1)(5)       *
Kevin P. Scott..............................................  44       5,871             *
David L. Shelp..............................................  55      47,951           1.3%
David F. Simon..............................................  55     104,379(6)        2.8%
All Executive Officers and Directors as a group (8
  persons)(7)...............................................         212,350           5.5%
Dimensional Fund Advisors, Inc.(8)..........................         208,740(9)        5.7%
Financial Institution Partners, II L.P.(8)..................         346,287(10)       9.4%
PL Capital, LLC and Goodbody/PL LLC.(8).....................         348,000(11)       9.5%
Philip J. Timyan(8).........................................         261,180(12)       7.1%

---------------

  *  less than 1.0% of the outstanding shares

 (1) Includes the following shares which may be acquired pursuant to presently exercisable stock options: Mr. Carr: 294; Ms. Duncanson: 11,100; Mr.
     Friedman: 18,189; Mr. Mires: 1,000, Mr. Scott: 5,500, Mr. Shelp: 41,778;
     and Mr. Simon: 67,176. This information also includes common shares which have been allocated to principal shareholders who are participants in the Franklin's ESOP Plan approximately as follows: Mr. Carr: 11; Ms Duncanson:
     2,031; Mr. Mires: 347; Mr. Scott: 371; Mr. Shelp: 4,156 and Mr. Simon:
     4,266. Franklin's ESOP Plan holds approximately 77,180 shares. Messrs. Lashley and Palmer are members of the ESOP Committee and Messrs. Lashley and Palmer are the ESOP Trustees. Generally, participants direct the Committee how to vote the shares allocated to their account, and to the extent such shares are not voted or no voting instruction are provided, the Trustees will vote such shares as instructed by the Committee.

 (2) The calculation of each of the percentages shown in this column is based on the number of shares outstanding at April 21, 2003, plus the number of shares held by executive officers and directors which may be acquired pursuant to options presently exercisable at such date.

 (3) Mr. Beimler is the senior vice president of Hovde Capital, Inc., which is affiliated with Hovde Capital, LLC, the general partner of Financial Institutions Partners, II L.P. See footnote (10) below.

 (4) Includes 8,496 shares held by Mr. Friedman as custodian for his children.

 (5) With respect to Mr. Lashley, shares include 2,000 shares held by his wife. Messrs. Lashley and Palmer are investment managers, primarily as managing members of PL Capital, LLC and Goodbody/PL LLC. See footnote (11) below.

 (6) Includes 7,065 shares held by Mr. Simon as trustee for his children and 7,499 shares held by a group in which Mr. Simon exercises voting control.

 (7) Does not include Mr. Mires, Ms. Duncanson and Mr. Scott who were not executive officers as of April 21, 2003.

 (8) Based on information included in Schedule 13D and/or Schedule 13G under the Securities Exchange Act of 1934.

 (9) Dimensional Fund Advisors, Inc. is located in Santa Monica, California.

(10) Financial Institution Partners II, L.P. is located in Washington, D.C.

(11) PL Capital, LLC, Goodbody/PL Capital and the PL Capital Entities are located in Naperville, Illinois.

(12) Held directly and indirectly, Mr. Timyan's principal business offices are located in Western Springs, Illinois.

                      EQUITY COMPENSATION PLAN INFORMATION
                                    12-31-02

                                                                                        NUMBER OF SECURITIES
                                     NUMBER OF SECURITIES      WEIGHTED-AVERAGE        REMAINING AVAILABLE FOR
                                       TO BE ISSUED UPON       EXERCISE PRICE OF    FUTURE ISSUANCE UNDER EQUITY
                                    EXERCISE OF OUTSTANDING       OUTSTANDING            COMPENSATION PLANS
                                       OPTIONS, WARRANTS       OPTIONS, WARRANTS        (EXCLUDING SECURITIES
                                          AND RIGHTS.             AND RIGHTS.         REFLECTED IN COLUMN (A))
                                    -----------------------   -------------------   -----------------------------
PLAN CATEGORY                                 (A)                     (B)                        (C)
-------------                       -----------------------   -------------------   -----------------------------
Equity compensation plans approved
  by security holders.............          360,650                 $11.68                     38,415

     The above table provides information about Franklin's equity compensation plans, which consist solely of four stock option plans. Franklin assumed such stock option plans in connection with it becoming the holding company for the Bank. All of Franklin's stock option plans were approved by security holders. The stock option plans consist of two directors' plans and two employee plans: the 1986 Directors Stock Option Plan, the 1994 Directors Stock Option Plan, the 1986 Key Executive Stock Option Plan and the 1994 Key Executive Incentive Stock Option Plan (see "Proposal 2" below). The period in which options can be granted under the two 1986 plans has expired.

                                   PROPOSAL 2

      AMENDED AND RESTATED 1994 KEY EXECUTIVE INCENTIVE STOCK OPTION PLAN

     The 1994 Key Executive Incentive Stock Plan was originally adopted by the Board of Directors of the Bank and approved by shareholders in 1994. The Plan was subsequently amended by the Board and shareholders in 1996 and 1998 to increase the number of shares authorized. In connection with the formation of Franklin as the holding company for the Bank, Franklin has assumed the Plan. As of April 21, 2003 there are 36,415 shares (the "Existing Shares") available for issuance under the Plan and such shares cannot be issued after May 31, 2004. Because the granting of stock options is considered critical to the Bank's ability to attract and retain the services of key management personnel, which is more important than ever at this time, the Board of Directors has approved the amendment and restatement of the 1994 Key Executive Incentive Stock Option Plan (the "Key Executive Plan"), subject to and effective upon shareholder approval, primarily to increase the number of authorized shares by 125,000 (the "New Shares") and to extend the dates by which the New Shares may be awarded pursuant to options to December 31, 2008. The Key Executive Plan is structured so as to qualify as an incentive stock option plan under the Internal Revenue Code.

     As of April 21, 2003, the last sales price of Franklin's common stock (which is listed on NasdaqNM under the symbol FBCP) was $16.35. As of April 21, 2003, the following named former and current executive officers owned options under the Key Executive Plan in the amounts indicated: Mr. Shelp -- 43,778, Mr. Mires -- 1,000, Mr. Scott -- 5,500 and Ms. Duncanson -- 11,100. As of April 21, 2003, all current executive officers as a group (three persons) owned 44,072 options under the Key Executive Plan and all of the participants in the Key Executive Plan owned 254,900 options at a weighted average exercise price of $12.45. These figures reflect automatic adjustments for stock dividends issued subsequent to the option grants. As of April 21, none of the proposed New Shares have been granted to eligible participants.

     Franklin strongly believes that the approval of the Key Executive Plan is essential to its continued success, that its key employees are its most vital asset and that stock options are vital to Franklin's ability to attract and retain outstanding and highly skilled individuals in Franklin's competitive labor market. Approval of the Key Executive Plan requires the approval of a majority of the votes cast. If the Key Executive Plan is not approved by a majority of the votes cast, the 1994 Key Executive Incentive Stock Option Plan will continue in effect in accordance with the terms and conditions which were in effect immediately prior to the approval of the proposed amendment and restatement by the Board of Directors.

SUMMARY OF THE PLAN

     The following description of the Key Executive Plan is a summary of its terms and is qualified in its entirety by reference to the Key Executive Plan, a copy of which is appended hereto as Exhibit B.

     Under the Key Executive Plan, if approved by shareholders, an additional 125,000 shares of common stock will be available for grant. The Key Executive Plan and the grants made thereunder are subject to certain anti-dilution provisions to adjust the number of shares subject thereto to reflect events such as stock dividends, a subdivision or combination of shares or a reclassification of shares or similar events. Further, if an option expires or terminates for any reason without having been fully exercised, the shares subject to the unexercised portion of the option will become available for further grant under the Key Executive Plan.

     The Key Executive Plan will be administered by the Compensation Committee (the "Committee"). The Committee, subject to the provisions of the Key Executive Plan, shall have the authority to determine the persons to whom options shall be granted, the number of shares subject to each option, the terms of each option and the provisions of each option agreement.

     The Committee may, at any time, terminate or modify the Key Executive Plan, except that the Committee, without shareholder approval, may not amend the Key Executive Plan so as to increase the maximum number of shares for which options may be granted, extend the maximum duration of the Key Executive Plan, extend the period during which any award may be granted or exercised, make any amendment which would affect the qualifications of the options as incentive stock options, materially increase the benefits accruing to the participants or materially modify the requirements as to eligibility for participation. Any termination or modification shall not adversely affect the right of any options outstanding on such date.

     The stock options may be granted only to executive officers and other key employees who occupy responsible managerial or positions of vice president or above (currently 28 persons).

     All stock options granted under the Key Executive Plan will have an exercise price not less than 110% of the fair market value of the stock as of the date of grant. Options with respect to the Existing Shares must be granted no later than May 31, 2004. Options with respect to the New Shares must be granted no later than December 31, 2008. An employee may receive more than one option. Each incentive stock option will be exercisable from the date of its grant in accordance with a vesting schedule determined by the Committee and, unless a shorter period is specifically provided, may be exercised during a period of ten years from the date of grant. However, in the event of a change in control, as defined in the Key Executive Plan, all incentive stock options previously granted shall be deemed immediately vested and subject to exercise. Generally, options vest 20% on the date of grant and 20% on each anniversary date thereafter, assuming continued employment with Franklin. If an option holder ceases to be an employee (other than because of death or disability) any option which has not vested will lapse and any option which has vested must be exercised within both the remaining option term and three months after the date of termination. In the event of death or disability of a participant while an employee, any option which has not vested shall lapse and any option which has vested must be exercised within both the remaining option term and one year after the date of death or disability.

     All options will not be transferable by the grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable during a grantee's lifetime only by the grantee.

     A participant has no stockholder rights with respect to the shares of common stock subject to his or her option until such shares are issued. Nothing in the Key Executive Plan confers upon the participant any right to continue in the employ of Franklin.

     Franklin has filed registration statements on Form S-8 with respect to the shares of common stock issuable under the Key Executive Plan and intends to make a filing with respect to the New Shares. As a result, shares of common stock issued under the Key Executive Plan after the date of registration are freely tradable, except for shares held by affiliates.

     The rules governing the tax treatment of stock options and shares acquired upon the exercise of stock options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Incentive stock options granted pursuant to the Key Executive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. No taxable income is reportable when an incentive stock option is granted or exercised except as provided below and except for purposes of the alternative minimum tax. If the grantee makes no disposition of the shares acquired pursuant to exercise of an incentive stock option within one year after the transfer of shares to such grantee and within two years from grant of the option, such grantee will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, Franklin will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive stock options or the transfer of shares upon their exercise.

     If shares acquired upon exercise of incentive stock options are disposed of prior to the expiration of the above time periods, the grantee will recognize as ordinary income in the year in which the disqualifying disposition occurs, an amount which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by Franklin for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that Franklin satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             SHAREHOLDER PROPOSALS

     Shareholders wishing to present proposals to be considered at the 2004 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of Franklin at Franklin's principal executive offices, in accordance with all applicable rules and regulations of the SEC no later than December 30, 2003.

                                          By Order of the Board of Directors

                                          Dean A. Friedman
                                          Secretary

                                                                      APPENDIX A

               AUDIT COMMITTEE CHARTER FOR FRANKLIN BANCORP, INC.

STATEMENT OF POLICY AND RESPONSIBILITIES

     The charter sets forth the responsibilities of the Audit Committee ("Committee") of Franklin Bancorp, Inc. ("Franklin"), as appointed by its Board of Directors, and details the composition, roles and responsibilities of the Audit Committee. The Committee is responsible for assisting the Board of Directors in its oversight of the integrity of: Franklin's financial reporting and preparation of financial statements; the adequacy and performance of Franklin's systems of internal controls; Franklin's compliance with legal and regulatory requirements and ethical standards; Franklin's external and internal auditing processes and Franklin's selection of and relationship with its independent auditors. The Committee shall take a flexible approach to the execution of its role to best reflect current circumstances and changing business conditions, and is expected to establish on the Board's behalf the overall attitude of Franklin as it pertains to financial reporting, risk management, internal controls, compliance and ethical conduct.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Franklin's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations governing Franklin.

MEMBERSHIP OF THE COMMITTEE

     The Committee shall consist of not less than three directors. The Board of Directors shall determine the number of members that the Audit Committee will have from time to time and will appoint the members, subject to the requirements of this charter.

     Each member of the Committee must be independent of Franklin's management and have no relationships that could interfere with their independence from management and their execution of the Committee's responsibilities to the Board of Directors. For purposes of determining independence, Franklin shall use the definition of independence in Rule 4200(a)(14) of the NASD listing standards, as that rule may be amended or supplemented from time to time or by similar rule which may be adopted in replacement of that rule. The Committee shall review, not less than annually, the independence if its members and any events or circumstances occurring or arising since its last review which may impair the independence of any Committee member.

     Each member of the Committee shall be financially literate at the time of his or her appointment to the Committee, or will become financially literate within a reasonable time after appointment. Financial literacy means the ability to read and understand Franklin's financial statements, including its balance sheet, income statement and statement of cash flows. At least one member of the Committee shall have past employment experience in financial accounting, or professional certification in accounting or other comparable experience or background demonstrating financial sophistication, including as a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. The Committee shall review this charter annually and receive approval for its continued use (and any recommended amendments) from the Board of Directors.

AUTHORITY OF THE COMMITTEE

     The Committee shall have complete and direct access to all records, employees, consultants and facilities of Franklin, along with the ability to retain at Franklin's expense outside counsel, accountants or other experts or consultants to assist it in the completion of its responsibilities, and the freedom to investigate any situation brought to its attention. The Committee is expected to maintain clear communication with Franklin management, internal audit personnel and independent auditors.

COMMITTEE PROCEEDINGS

     The Committee shall meet four times annually, or more frequently if circumstances require. The Committee shall maintain written minutes of all meetings, which shall be available for review by members of the Board of Directors. At each meeting of the Board of Directors, the Chairman of the Committee (or another member in the absence of the Chairman) shall be given the opportunity to report to the Board on matters discussed or actions taken by the Committee and shall be available to answer questions from Board members regarding the activities and duties of the Committee.

DEALINGS WITH INDEPENDENT AUDITORS

     The Audit Committee shall discharge the following list of duties in dealing with Franklin's independent auditors. This list is not intended to be exclusive and the Audit Committee shall take such other actions in dealing with the independent auditors as are reasonably necessary or appropriate to the discharge of its duties.

     - The Committee shall establish with Franklin's independent auditors that the auditors are ultimately accountable to the Committee and the Board as representatives of the shareholders of Franklin.

     - The Board of Directors and the Committee shall have ultimate authority and responsibility regarding the selection, evaluation, discharge and replacement of the independent auditors used by Franklin or recommended to Franklin's shareholders for retention. The Committee will evaluate, and if necessary, recommend replacement of the independent auditors to the Board and shareholders.

     - The Committee will also negotiate and approve the engagement fees paid to the independent auditors for their audit engagement and shall receive and review information regarding amounts paid to the independent auditors for
       (i) audit fees, (ii) fees paid for financial information system design and implementation as described in Rule 2-01(c)(4)(ii) of Regulation S-X and, (iii) all other fees paid to the independent auditors for services rendered to Franklin.

     - At least annually, and more frequently when deemed necessary by the Committee, the Committee shall obtain a formal written statement from the independent auditors describing all relationships between the auditor and Franklin as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and shall hold active discussions with the auditor with respect to any disclosed relationships or services that may affect the auditor's objectivity or independence. If necessary based on the disclosures in the report, the Committee shall take action or recommend that the Board take appropriate action, to satisfy itself of the independent auditors' independence. In addition, review the planning of the independent audit, the performance of the independent auditors, and review any special audit procedures required.

     - The Committee shall review the terms of the independent auditor's engagement and all compensation paid by Franklin to the independent auditor for all services, both audit and non-audit.

DEALINGS WITH INTERNAL AUDITORS

     The Committee shall review and approve the appointment and retention of the Coordinator of Franklin's Internal Audit Department. The Committee shall meet and consult with the Internal Audit staff regarding the adequacy of Franklin's system of internal controls over financial reporting and compliance and the adequacy of Franklin's staffing and resources devoted to its internal audit function. The Committee shall also consult with the Internal Audit staff regarding the performance and competence of the independent auditors and any restrictions or difficulties with Franklin management encountered by the Internal Audit staff in the performance of their duties. The Chairman of the Committee shall be available to the Internal Audit Coordinator to discuss any items of a sensitive nature that may affect the accuracy or adequacy of Franklin's financial reporting or legal or other compliance.

AUDIT MATTERS

     The Committee shall review with the Internal Audit Department and the independent auditors the planning of Franklin's annual independent audits, the performance of the independent auditors, and review any special audit procedures required. The Committee shall discuss the plans and scope of audits, including staffing and compensation, with both internal auditors and independent auditors. The Committee shall conduct separate meetings with both the internal auditors and independent auditors, both with and without members of the management team present. Finally, the Committee shall receive and review reports from internal auditors and independent auditors concerning the effectiveness and adequacy of financial controls, accounting procedures, risk management, and legal and ethical compliance issues.

     The Committee shall inform itself and periodically review with management and the independent auditors the accounting policies used in the preparation of Franklin's financial statements, including but not limited to material changes in accounting policies or practices or adoption of accounting policies, principles or standards, with emphasis on issues or policies which require Franklin's management to exercise discretion or judgment. The Committee's review shall include evaluations of the quality, in addition to the acceptability, of Franklin's accounting principles and practices, the reasonableness of material judgments made and the quality of the disclosure in Franklin's financial statements.

     The Committee, management and the independent auditors shall review and discuss Franklin's Annual Report on Form 10-K and proxy statement prior to its filing, including but not limited to the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations. In connection with that review, the Committee shall receive a report from the independent auditors concerning the matters required to be discussed by SAS 90 and SAS 61 (Codification of Statements on Auditing Standards, AU sec. 380), as may be modified or supplemented, and shall discuss with the independent accountant the matters contained in such report. The Committee, if it deems appropriate based on its review and discussions, shall recommend to the Board of Directors that the audited financial statements be included in Franklin's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

PREPARATION OF REPORT FOR INCLUSION IN PROXY STATEMENT

     With the assistance of counsel for Franklin, the Committee shall prepare the Committee report required by the rules of the Securities and Exchange Commission to be included in Franklin's annual proxy statement to be filed with the Securities and Exchange Commission. The Board of Directors shall review the report.

REVIEW OF QUARTERLY FINANCIAL STATEMENTS AND EARNINGS RELEASES

     Before the filing of Franklin's quarterly Form 10-Q report, the Committee, management and the independent auditors shall review the interim financial statements.

     The Committee shall have the authority to review all press releases relating to Franklin's earnings or results of operations prior to their release to the public and to make suggestions to Franklin's management regarding the nature and completeness of the disclosure in the light of the circumstances then prevailing. The Committee may delegate review of such statements to one or more of its members.

REVIEW OF THIS CHARTER

     Not less frequently than annually, and whenever legal or regulatory developments or other circumstances shall warrant, the Committee shall review the terms of this Charter to determine whether changes hereto are necessary or desirable and will make appropriate recommendations to the Board of Directors regarding any proposed changes to this Charter. Examples of developments which may make changes hereto necessary or desirable include without limitation, modifications to the Securities and Exchange Commission or NASDAQ rules governing the composition and conduct of audit committees, listing or inclusion of Franklin's securities on other or additional exchanges or quotation systems which may impose requirements regarding audit committees, and developments in audit committee best practices.

     A copy of this charter, as it may be amended from time to time, will be filed as an appendix to Franklin's proxy statement not less than once every three years or at such intervals as applicable laws or regulations may require.

                                                                      APPENDIX B

                              AMENDED AND RESTATED
                                 KEY EXECUTIVE
                          INCENTIVE STOCK OPTION PLAN
                     OF FRANKLIN BANK, NATIONAL ASSOCIATION

     Effective at the close of business on October 23, 2002, Franklin Bancorp, Inc. ("Bancorp") became the holding company for Franklin Bank, National Association. Bancorp assumes the obligations of Franklin Bank, National Association, its subsidiaries and affiliates (the "Bank") under this Plan. Reference hereinafter to the Bank shall mean Bancorp unless, the context is applicable to the Bank or to Bancorp and the Bank.

                                   ARTICLE I

                                    GENERAL

1.01  PURPOSE

     The purposes of this Key Executive Incentive Stock Option Plan (the "Plan") are to: (1) associate the interests of the management of the Bank with shareholders by reinforcing the relationship between participants' rewards and shareholder value; (2) provide key management at the level of Vice President and above with an opportunity to increase their equity ownership in the Bank; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Bank.

1.02  ADMINISTRATION

     (a) The Plan shall be administered by a committee of non-employee directors appointed by the Board of Directors of the Bank (the "Committee"), as constituted from time to time. The term "non-employee directors" shall be determined within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule of similar import). On the effective date of the Plan, the Committee shall consist of two or more non-employee directors. As permitted under the rules or interpretations of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors may act as the Committee, however, all decisions and interpretations of the Plan by the Compensation Committee shall be made solely by the non-employee Directors of the Compensation Committee.

     (b) The Committee shall have the authority, in its sole discretion and from time to time to:

          (i) Designate the employees who will participate in the Plan from those eligible to participate as described in Section 1.03 below;

          (ii) Grant awards provided in the Plan in such form and amount as the Committee shall determine;

          (iii) Impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

          (iv) Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

1.03  ELIGIBILITY FOR PARTICIPATION

     Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Bank who occupy responsible managerial or positions of Vice President or above, and who have the capability of making a substantial contribution to the success of the Bank. In making this selection and in determining the form and amount of awards, the Committee shall consider all factors deemed relevant, including the individual's functions, responsibilities, value of services to the Bank and past and potential contributions to the Bank's profitability and sound growth.

1.04  TYPES OF AWARDS UNDER PLAN

     Awards under the Plan shall be in the form of Incentive Stock Options, as described in Article II.

1.05  AGGREGATE LIMITATION ON AWARDS

     Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Bank ("Common Stock"). Under the Plan, pursuant to shareholder approval at the May 31, 1994, May 23, 1996 and May 29, 1998 annual meetings, a total of Three Hundred Forty Thousand (340,000) shares of Common Stock are authorized for issuance, as adjusted for stock dividends ("Old Shares"). Under the Plan, as amended and restated, subject to shareholder approval at the 2003 Annual Meeting of Shareholders, an additional One Hundred Twenty-Five Thousand (125,000) shares of Common Stock may be issued ("New Shares").

1.06  EFFECTIVE DATE AND TERM OF PLAN

     (a) With respect to the Old Shares, the Plan became effective on May 31, 1994, May 23, 1996 and May 29, 1998 when it was approved by the holders of a majority of the shares of Common Stock at the respective Annual Meetings of Shareholders. With respect to the New Shares, the Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 2003 Annual Meeting of Shareholders.

     (b) No awards of Old Shares shall be made under the Plan after May 31, 2004; provided, however, that the Plan and all awards of Old Shares made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards. No awards of New Shares shall be made under the Plan after December 31, 2008; provided, however, that the Plan and all awards of New Shares made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

                                   ARTICLE II

                            INCENTIVE STOCK OPTIONS

2.01  AWARD OF INCENTIVE STOCK OPTIONS

     The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options")) to purchase for cash or Bank shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date on which the Committee approves the granting of such option. Any shares of Common Stock subject to an Incentive Stock Option which for any reason terminate unexercised or expire shall again be available for issuance under the Plan.

2.02  INCENTIVE STOCK OPTION AGREEMENTS

     The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Bank and the holder of an Incentive Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

2.03  INCENTIVE STOCK OPTION PRICE

     The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

2.04  TERM AND EXERCISE

     Each Incentive Stock Option shall be exercisable from the date of its grant in accordance with a vesting Schedule determined by the Committee, and unless a shorter period is provided by the Committee or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "option term"). No Incentive Stock Option shall be exercisable after the expiration of its option term. Shares acquired upon exercise of an Incentive Stock Option may not be transferred, sold or disposed of until at least six (6) months elapse from the date of grant of the Incentive Stock Option.

2.05  $100,000 LIMITATION

     To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all of the Bank's plans) exceeds $100,000, such options shall be treated as non-qualified options.

2.06  DEATH OR DISABILITY OF OPTIONEE

     (a) Upon the death of the optionee while an employee, any Incentive Stock Option which is not exercisable on the date of death shall be immediately cancelled; provided that any Incentive Stock Option which is exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the optionee (such as the personal representative), if such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's death.

     (b) Upon the disability (as determined by the Committee) of the optionee while an employee, any Incentive Stock Option which is not exercisable on the date of disability shall be immediately cancelled; provided that any Incentive Stock Option which is exercisable on the date of disability may be exercised by the optionee or by a person who acquires the right to exercise such Incentive Stock Option on behalf of the optionee by reason of the disability (such as a conservator or guardian), if such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's disability.

2.07  TERMINATION OF EMPLOYMENT

     Upon the termination of the optionee's employment for any reason other than death or disability (as set forth in Section 2.06), any Incentive Stock Option which is not exercisable on the date of termination will be immediately canceled; provided that any Incentive Stock Option which is exercisable at the date of termination may be exercised if such exercise occurs within both the remaining option term of the Incentive Stock Option and three months after the date of termination.

2.08  CHANGE IN CONTROL

     In the event of a Change in Control, as defined herein, all Incentive Stock Options previously granted to a participant, regardless of whether or not fully vested, shall be deemed immediately vested and subject to exercise, notwithstanding any other provision contained herein or in the Incentive Stock Option Agreement governing said options.

     For purposes of this Agreement, a Change in Control of the Bank shall be deemed to have occurred upon the occurrence of any of the events described in Subsections (a), (b), and (c) below, whether occurring prior to, subsequent to or simultaneous to each other. Each event constitutes a separate Change in Control for purposes of this Agreement.

     (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary under an employee benefit plan established or maintained by Bank is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bank representing more than thirty percent (30%) of the combined voting power of Bank's then outstanding securities; provided, however, that such acquisition of more than thirty percent (30%) of the combined voting power of Bank's outstanding securities will not constitute a Change in Control if the excess is acquired in violation of law and the acquirer by court order, settlement or otherwise disposes or is required to dispose of all securities acquired in violation of law; or

     (b) upon the purchase of the Bank's Common Stock pursuant to a tender or exchange offer at the point which results in the consummation of the sale of more than thirty percent (30%) of the combined voting power of the Bank's then outstanding securities (other than a tender or exchange offer or public market purchase initiated by the Bank or a trustee or other fiduciary under an employee benefit plan established or maintained by the Bank); or

     (c) upon consummation and closing of a transaction resulting in (i) a merger or consolidation of the Bank with or into another institution, other than a merger or consolidation which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent (either by remaining or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Bank or such surviving entity outstanding immediately after such merger or consolidation); or (ii) a sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or liabilities of the Bank which shall include, without limitation, the sale of assets aggregating more than fifty percent (50%) of the assets of the Bank on a consolidated basis; or (iii) any liquidation or dissolution of Bank; or (iv) any reorganization, reverse stock split, or recapitalization of Bank which would result in a Change in Control.

     Notwithstanding the above, the formation of a bank holding company, pursuant to which all of the outstanding voting securities of the Bank become owned by such holding company and pursuant to which the holders of the outstanding voting securities of the Bank immediately prior to the bank holding company formation become the owners of at least 90% of the outstanding voting securities of such bank holding company, shall not be deemed a "Change in Control.

2.09  TERMINATION FOR OTHER REASONS

     Except in the event of a Change in Control as set forth in Section 2.08, all Incentive Stock Options which are not fully vested shall terminate upon the termination of the optionee's employment.

                                  ARTICLE III

                                 MISCELLANEOUS

3.01  GENERAL RESTRICTION

     Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

3.02  NON-ASSIGNABILITY

     No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person.

3.03  WITHHOLDING TAXES

     Whenever the Bank proposes or is required to issue or transfer shares of Common Stock under the Plan, the Bank shall have the right to require the grantee to remit to the Bank an amount sufficient to satisfy any Federal, state and or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Bank may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

3.04  RIGHT TO TERMINATE EMPLOYMENT

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Bank or effect any right which the Bank may have to terminate the employment of such participant.

3.05  NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it; selectively among persons who are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.06  RIGHTS AS A SHAREHOLDER

     The recipient of any award under the Plan shall have no voting or other rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

3.07  DEFINITIONS

     In this Plan the following definitions shall apply:

          (a) "Subsidiary" means any corporations of which, at the time, more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by the Bank or any subsidiary thereof.

          (b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Bank.

          (c) "Fair market value" as of any date in respect of any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the NASDAQ National Market) or any other publication selected by the Committee, provided that, if shares of Common Stock shall not have been traded on the consolidated trading tables of The Wall Street Journal (presently, the NASDAQ National Market) for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

          (d) "Option" means Incentive Stock Option.

          (e) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option.

3.08  LEAVES OF ABSENCE

     The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

3.09  NEWLY ELIGIBLE EMPLOYEES

     The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

3.10  ADJUSTMENTS

     The total amount of Common Stock for which Options may be issued under the Plan, and the number of shares subject to any such grants or awards (both as to the number of shares of Common Stock and the exercise price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Bank; provided, however, that conversion of any convertible securities of the Bank shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect thereto, the number or price of shares of Common Stock subject to an Option.

3.11  EFFECT OF MERGER OR OTHER REORGANIZATION

     In the event of the formation of a bank holding company pursuant to which all of the outstanding voting securities of the Bank become owned by such holding company and pursuant to which the holders of the outstanding voting securities of the Bank immediately prior to the bank holding company formation become the owners of at least 90% of the outstanding voting securities of such bank holding company, then the Options shall extend to stock and securities of such bank holding company to the same extent that a holder of that number of Shares immediately prior to the bank holding company formation (corresponding to the number of Shares covered by the Options) would be entitled to have or obtain stock and securities of the bank holding company pursuant to the bank holding company formation.

     In the event of a Change in Control which results in a successor corporation, the Bank shall attempt in good faith to cause each outstanding Option to be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. For the purposes of this paragraph, the Option shall be considered assumed if, following such Change in Control, the option or right confers the right to purchase or receive, for each share covered by the optionee's Option, immediately prior to such Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control transaction by holders of Common Stock for each share held on the effective date of the transaction. If the outstanding Option is not assumed or an equivalent option or right is not substituted by the successor corporation or a parent or subsidiary of the successor corporation, then following exercise of the Option pursuant to section 2.08 above, each share received upon exercise of such Option shall receive the same consideration as is received by each share of Common Stock that was outstanding immediately preceding such Change in Control.

3.12  APPLICATION OF PROCEEDS

     The proceeds received by the Bank from the exercise of Options under the Plan shall be used for general corporate purposes.

3.13  DURATION OF THE PLAN

     Unless sooner terminated in accordance with Section 3.17 hereof, the Plan with respect to the Old Shares shall remain in effect until May 31, 2004 and with respect to the New Shares shall remain in effect until December 31, 2008.

3.14  GENERAL PROVISIONS

     The grant of an Incentive Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Bank.

3.15  GOVERNING LAW

     This Plan shall be construed and its provisions enforced and administered in accordance with the laws of Michigan except to the extent that such laws may be superseded by any federal law.

3.16  INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as Directors, the members of the Committee shall be indemnified by the Bank against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action taken or failure to act under or in connection with the Plan or any Options, granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Bank.

3.17  AMENDMENT OF THE PLAN

     (a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other law or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

     (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan, (ii) extend the period during which any award may be granted or exercised, (iii) extend the term of the Plan, (iv) make any amendment which would affect the qualification of the Options granted hereunder from being treated as Incentive Stock Options; (v) materially increase the benefits accruing to participants under the Plan, or (vi) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of a participant, affect his or her rights under an award previously granted to him or her.

3.18  FRACTIONAL SHARES

     No fractional shares shall be issued in connection with the exercise of an Option; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

                                   FRANKLIN BANK, N.A.

                                   By:
                                   ---------------------------------------------

                                   Its:
                                   ---------------------------------------------

                             FRANKLIN BANCORP, INC.



   This Proxy is Solicited by the Board of Directors of Franklin Bancorp, Inc.

The undersigned hereby appoints David L. Shelp and David F. Simon, or either of them, each with power of substitution, as proxies, to represent the undersigned at the Annual Meeting of Shareholders ("Annual Meeting") of Franklin Bancorp, Inc. ("Bancorp") to be held at The Community House, 380 South Bates Street, Birmingham, Michigan 48009 on Tuesday, June 17, 2003 at 10:00 a.m. Eastern Daylight Saving Time and at any adjournment(s) thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on all matters coming before the Annual Meeting, including the business identified on this Proxy and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 30, 2003 ("2003 Proxy Statement").


This revocable Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED BY THE PROXIES "FOR" THE ELECTION AS DIRECTOR OF THE PERSON NAMED IN PROPOSAL 1 AND "FOR" THE APPROVAL OF THE AMENDED AND RESTATED 1994 KEY EXECUTIVE INCENTIVE STOCK OPTION PLAN AS SET FORTH IN PROPOSAL 2, AND AS DISCLOSED IN MORE DETAIL IN THE 2003 PROXY STATEMENT. Discretionary authority is conferred by this Proxy with respect to certain matters as described in the 2003 Proxy Statement.


The undersigned acknowledges receipt of the 2003 Proxy Statement.



        PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE


        HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?

        -------------------------           -------------------------
        -------------------------           -------------------------
        -------------------------           -------------------------

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


   [X]   Please mark votes as in this example.


FRANKLIN BANCORP, INC.

A VOTE "FOR" PROPOSALS 1 AND 2 IS RECOMMENDED
BY THE BOARD OF DIRECTORS.


1.  The election of one director.                            2.  Approval of Amended and Restated 1994 Key
    Nominee:  (01) Richard J. Lashley                            Executive Incentive Stock Option Plan.



    FOR THE NOMINEE           WITHHOLD FROM THE NOMINEE             FOR               AGAINST            ABSTAIN

        [ ]                             [ ]                         [ ]                [ ]                 [ ]


3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or continuation thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card: [ ]

Please be sure to sign and date this Proxy.

IMPORTANT: In signing this Proxy, please sign your name or names in the exact form appearing on this Proxy. If the shares are issued in the names of two or more persons, all such persons should sign the Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation, limited liability company or other entity, please sign in full entity name by a duly authorized person.


Signature:                                Date:               Signature:                         Date:
          --------------------------------     ---------------          -------------------------     -------------